U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                January 23, 2002
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                Date of Report (date of earliest event reported)



                                SHOPNET.COM, INC.
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              Exact Name of Registrant as Specified in its Charter

               Delaware                                0-28690                              13-3871821
  -----------------------------------    -----------------------------------    ----------------------------------
    (State or Other Jurisdiction of            (Commission File Number)        (IRS Employer Identification Number)
            Incorporation)
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                 112 West 34th Street, New York, New York 10120
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                     Address of Principal Executive Offices

                                 (212) 967-8303
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               Registrant's Telephone Number, Including Area Code












ITEM 5. OTHER EVENTS

         On January 23, 2002, the Registrant notified the Nasdaq Stock Market, Inc ("Nasdaq") of the withdrawal of its listing from the SmallCap Market, effective such date.

         The Registrant had previously received notification from Nasdaq in late November 2001 advising that it did not satisfy the minimum net tangible assets or equity standards for continued listing on the Nasdaq SmallCap Market.

         The Registrant has explored its options in this regard, and has determined that its resources would be best allocated in areas that could improve its results of operations. The Company's Common Stock and Warrants have traded on the Nasdaq SmallCap since September 1996.

         Following delisting from Nasdaq, the Company's securities began trading on the OTC Bulletin Board.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   SHOPNET.COM, INC.

                                               /s/ Harold Rashbaum
Dated:   January 23, 2002                      By: Harold Rashbaum
                                                   President and Chief Executive
                                                   Officer